Exhibit 10

Textron Inc.

1999 LONG-TERM INCENTIVE PLAN FOR TEXTRON EMPLOYEES
(2003 Restatement)

The 1999 Long-Term Incentive Plan for Textron Employees (the "Plan") was adopted by the Board of Directors on February 24, 1999 for the purpose of attracting, retaining, and motivating selected employees. The Plan was approved by Textron Inc. shareholders on April 28, 1999. Amendments to the Plan were approved by the shareholders on April 25, 2001, April 24, 2002 and April 23, 2003. This Restatement only restates and integrates and does not further amend the provisions of the Plan.

The text of the Plan, as heretofore amended, is hereby restated and integrated, without further amendment, to read in its entirety as follows:

Article I - General

1.1 Purpose. This Plan authorizes the grant of stock options ("Options"), performance share units ("Performance Share Units") and restricted stock ("Restricted Stock") to officers and other selected employees of Textron Inc. ("Textron") and its related companies to induce them to continue as Textron employees and to reward them for improvement in Textron's long-term performance.

1.2 Administration. (a) The Board of Directors of Textron (the "Board") shall appoint from among its members a committee (the "Committee") consisting of no fewer than three directors, none of whom shall be eligible, and none of whom shall have been eligible at any time within one year prior to or after exercising discretion in administering the Plan, for any award under the Plan or under any other employee benefit plan of Textron or any related company, and all of whom shall certify that they are "outside directors" as defined by the Code. Unless otherwise specified by the Board, the Committee, for purpose hereof, shall mean the Organization and Compensation Committee of the Board.

(b)     The Committee shall have the power subject to and within the limits of the Plan:

               (1) to determine from time to time which eligible persons shall be granted Options under the Plan, which Options shall be "Incentive Options" and which shall be "Non-Qualified Options," as each is hereafter defined, the term of each Option within which all or portions of the Option may be exercised and the number of shares covered by each Option;

               (2) to determine from time to time which eligible persons shall be granted Performance Share Units under the Plan, to fix the number of Performance Share Units covered by each grant and conditions of each grant;

               (3) to determine from time to time which eligible persons shall be granted shares of Restricted Stock under the Plan, to fix the number of shares of Restricted Stock covered by each grant and the conditions of the grant;

               (4) to construe and interpret the Plan and to establish, amend and revoke rules and regulations for its administration. The Committee, in exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any agreement evidencing an award hereunder in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

               (5) to prescribe the terms and provisions of any award under an Option, Performance Share Unit or share of Restricted Stock granted pursuant to this Plan;

               (6) generally, to exercise such powers and to perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of Textron.

(c) The Board at any time may designate one or more officers or committees of Textron to act in place of the Committee in making any determination or taking any action under the Plan. The Benefits Committee of Textron shall have the authority to adopt one or more sub-plans of the Plan applicable to employees located in countries other than the United States for the purpose of complying with applicable laws and regulations of such countries. Notwithstanding the above, all decisions concerning the Plan relate to persons who are Directors or Corporate Officers of Textron shall be made by the Committee.

(d) The Board at any time may revest administration of the Plan, including all powers and duties of the Committee, in the Board, provided that in any matter relating to administration of the Plan, a majority of the Board and a majority of the directors acting on such matter shall not be eligible, and shall not have been eligible at any time within one year prior thereto, for a grant under the Plan or under any other employee benefit plan of Textron or any related company. In such all references herein to the Committee shall be deemed to refer to the Board.

(e) All actions of the Board, the Committee or any designate under Section 1.2 in connection with the Plan shall be final, conclusive and binding. No member of the Board, the Committee or any designated committee, nor any designated officer, shall be liable for any action taken or decision made in good faith relating to the Plan or any grant or award hereunder.

1.3 Eligibility. The Committee may grant options, Performance Share Units or shares of Restricted Stock under the Plan to any full-time employee of Textron or any related company (determined at the date of grant) who is a corporate, division, segment or subsidiary officer, administrative or professional employee, or other selected employee capable of making a substantial contribution to the success of Textron. Options, Performance Share Units and shares of Restricted Stock may be granted to full-time employees who are also members of the Board. Stock option awards may be granted to non-employee directors. In making grants and determining their form and amount, the Committee shall consider functions and responsibilities of the employee, the employee's potential contributions to profitability and sound growth of Textron and such other factors, as the Committee deems relevant.

1.4 Grants. Grants under the Plan may be comprised of any of the following:

(a)  Options as described in Article II;

(b)  Performance Share Units as described in Article III; and

(c)  Restricted Stock as described in Article IV.

1.5 Effective Date of Plan. The Plan shall be submitted to Textron shareholders for approval at the annual meeting on April 28, 1999, or at any adjournment of such meeting, and shall become effective immediately following its approval by the affirmative vote of the holders of a majority of the shares present and entitled to vote at such meeting.

1.6 Aggregate Limitation on Grants. (a) Shares of Common Stock, which may be issued pursuant to grants under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by Textron for this or any other purpose. Subject to Section 6.9(a) (relating to adjustments upon changes in stock), the maximum number of shares of Common Stock which may be subject to Options under the Plan shall be 14,000,000, the maximum number of Performance Share Units which may be granted under the Plan shall be 2,000,000 and the maximum number of shares of Restricted Stock which may be granted under the Plan shall be 2,000,000.

(b) In the event that (1) any Option granted under the Plan expires unexercised or its terminated or cancelled for any reason without having been exercised in full, (2) all or any part of any Performance Share Units granted under the Plan are terminated or unearnable for any reason, or (3) any grant of Restricted Stock under the Plan are terminated or does not vest for any reason, the number of shares of Common Stock therefore subject to such Option, or grant of Restricted Stock, or the number of such Performance Share Units, or the unexercised, terminated or cancelled or unearnable portion thereof, shall be added to the remaining number of shares of common Stock, Performance Share Units, or Restricted Stock, respectively, available for grant under the Plan.

1.7 Additional Definitions. For purposes of this Plan, the following terms shall have the meaning specified in this Section 1.7:

(a)     "Award Period" shall mean the period during which Performance Targets or Performance Measures are to be accomplished.

(b)     "Cause" shall mean a degree of less than acceptable performance as is determined by the Committee.

(c)     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d)     "Common Stock" shall mean shares of Textron common stock.

(e)     "Current Value" of a share of Common Stock on any date shall mean the average of the composite closing prices for Textron common stock, as reported in The Wall Street Journal, for ten trading days next following that date.

(f)     "Corporate Officer" shall mean corporate officers of Textron who are not assistant corporate officers.

(g)     "Director" shall mean a member of the Board of Directors of Textron.

(h)     "Early Retirement" shall mean the attainment of any of the following requirements: age 55 with 10 years of Vesting Service, age 60, or 20 years of Vesting Service. For the purposes of this Plan, "Vesting Service" shall have the meaning ascribed to it in Addendum A of the Textron Master Retirement Plan (January 1, 1998 Restatement).

(i)     "Fair Market Value" shall mean (except as may be required by Section 422 or any other applicable law) the simple average of the high and low prices of the Common Stock on the New York Stock Exchange Composite Transactions Listing on a particular date.

(j)     "Incentive Options" shall mean Options, which are incentive stock options under section 422 of the Code.

(k)     "Non-Qualified Options" shall mean Options which are not Incentive Options.

(l)     "Options" shall mean options to purchase shares of Common Stock, which are granted pursuant to this Plan.

(m)     "Performance-Based Exception" shall mean the performance-based exception from the tax deductibility limitations of Code section 162(m).

(n)     "Performance Measures" shall mean the performance standards described in Section 3.4 of this Plan.

(o)     "Performance Share Units" shall mean fictional shares of Common Stock accumulated and accounted for under this Plan for the sole purpose of determining the cash amount of any distribution on account of awards earned pursuant to Article III of this Plan.

(p)     "Performance Targets" shall mean the performance standards described in Article V of this Plan.

(q)     "Period of Restriction" shall mean the period during which the transfer of shares of Restricted Stock (RS) is limited in some way (based upon the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), and during which the shares of Restricted Stock are subject to a substantial risk forfeiture, as provided in Article IV herein. Restricted Stock Awards (RSA) without any other performance-based qualification criteria other than the passage of time must have a minimum period of restriction of three (3) years.

(r)     "Plan" shall mean the 1999 Long-Term Incentive Plan for Textron Employees.

(s)     "Restricted Stock" shall mean an award of Common Stock granted under Article IV of the Plan.

(t)     "Total Disability" shall mean a permanent mental or physical disability as determined by the Committee.

Article II - Options

2.1 Grant of Options. The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as it may prescribe, grant to eligible employees one or more Options to purchase shares of Common Stock under the Plan. A maximum of 150,000 Options can be granted to any eligible employee during any calendar year, in each case subject to adjustments provided in Section 7.9 of this Plan. Options granted hereunder may be Incentive Options under Section 422 of the Code (Section 422). Options granted hereunder which are not Incentive Options are referred to as "Non-Qualified Options."

2.2 Option Agreements. The grant of an Option shall be evidenced by a written Option Agreement, executed by Textron and the optionee, stating the number of shares of Common Stock subject to the Option, designating whether and to what extent the Option is an Incentive Option and containing such investment representations and other terms and conditions as the Committee may from time to time determine, or as may be required by Section 422 or any other applicable law.

2.3 Option Price. The purchase price for the Common Stock covered by any Option granted under the Plan shall in no case be less than 100% of the Fair Market Value of such Common Stock at the time the Option is granted. The purchase price of the shares as to which an Option shall be exercised shall be paid in full at the time of exercise at the election of the optionee (1) in cash, (2) by tendering to Textron Shares of Common Stock then owned by the optionee having a Fair Market Value equal to such purchase price, or (3) partly cash and partly in shares of Common Stock valued at Fair Market Value. The Committee may also allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

2.4 Term of Option. The term of each Option granted under the Plan shall be for such period, as the Committee shall determine but no more than 10 years from the date of grant thereof, for both Incentive Options and Non-Qualified Options. Each Option shall be subject to earlier termination as provided in Section 2.6 or 2.7, if applicable.

2.5 Exercise of Option. Each Option granted under the Plan shall be exercisable on such date or dates during the term thereof and for such number of shares of Common Stock as may be provided in the Option Agreement evidencing its grant provided that an Option shall not be exercisable for less than 50 shares (or the remaining number of shares subject to the Option if that number is less than 50). No option shall be exercisable for at least six months after the date of its issuance, except as otherwise provided in this Plan. To exercise an Option as to all or part of the shares covered thereby, an optionee shall furnish to the Secretary of Textron at Textron's principal office written notice of such exercise together with the purchase price for the shares. The notice shall specify the number of shares then being purchased. In the discretion of the Committee, the Option Agreement may provide that shares may be issued in the name of the optionee and another person jointly with rights of survivorship. During the life of an optionee, an Option shall be exercisable only by the optionee or by the optionee's guardian or legal representative.

2.6 Termination of Employment. (a) If an optionee's employment with Textron or a related company shall terminate for Cause, as determined by the Committee, all Options held by the optionee shall expire immediately.

(b) If the employment with Textron and its related companies of an optionee who is not described in Section 2.6(a) shall end after the optionee has become eligible for Early Retirement, the optionee shall have the right to exercise each Option granted to the optionee within 36 months after the end of the optionee's employment (or within such shorter period as may be specified in the related Option Agreement) to the extent the Option is exercisable at the time of exercise.

(c)     If an optionee's employment with Textron and its related companies shall end as a result of the optionee's Total Disability, the optionee shall have the right to exercise each Option granted to the optionee as to all unexercised shares until the expiration of its term.

(d)     If an optionee shall die while employed by Textron or a related company or while any option granted to the optionee is still exercisable under section 2.6(b), (c) or (e), any such Option may be exercised as to all unexercised shares within a period of one year from the date of the optionee's death by the executor or administrator of the optionee's estate or by the person or persons whom the optionee shall have transferred such right by will or by the laws of descent or distribution.

(e)     If an optionee's employment with Textron and its related companies shall end for any reason not specified in Sections 2.6(a), (b) or (d), the optionee shall have the right to exercise each Option granted to the optionee within three months after his or her termination of employment (or within such later time, up to 36 months after his or her termination of employment, as the Committee may determine) but, unless otherwise determined by the Committee, only to the extent the Option is exercisable at the time of such termination of employment.

(f)     Notwithstanding anything in the contrary in this Section 2.6, in no event shall an Option be exercisable after the expiration of its term.

2.7 Incentive Options. (a) Incentive Options shall be subject to the additional terms and conditions of this Section 2.7.

(b) No Incentive Option shall be issued hereunder to any individual who, at the time the Incentive Option is granted, owns stock processing more than ten percent of the total combined voting power of all classes of stock of Textron or any related company.

(c) To the extent that the aggregate fair Market Value (determined as of the time the Incentive Option is granted) of the Common Stock with respect to which any Incentive Stock Options granted are exercisable for the first time by an optionee during any calendar year (under all employee benefit plans of Textron and its related companies) exceeds $100,000 (or such larger maximum as may be permitted under the Code for Incentive Stock Options granted to an individual employee at the time the Incentive Option is granted), such options shall be treated as Non-Qualified Options.

(d) Any optionee who disposes of shares of Common Stock acquired by or pursuant to exercise of an Incentive Option by sale, exchange, gift or other disposition described in Section 424 (c) of the Code, either (1) within two years after the date of the grant of the Incentive Option under which the shares were acquired, or (2) within one year of the acquisition of such shares, shall notify the Secretary of Textron at Textron's principal office of such disposition, the amount realized, the exercise price and the date of exercise of such shares. Textron shall have the right to withhold from other sums which it may owe to the optionee, or to accept remittance by the optionee of the sums in lieu of, an amount sufficient to satisfy any federal, state and local withholding tax requirements to such a disposition.

(e) The Option Agreement with respect to Incentive Options shall contain such other provisions as may be required by Section 422 or any other applicable law.

Article III - Performance Share Units

3.1 Award of Performance Share Units. (a) The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to eligible employees one or more Performance Share Units. Such grants shall be evidenced in writing. A maximum of 120,000 Performance Share Units may be granted to any eligible employee for any Award Period, in each case subject to adjustment as provided in Section 7.9 of this Plan.

(b) The existence of the Performance Share Units is for record keeping purposes only and does not require and segregation of assets.

3.2 Conditions of Grant. When a grant of Performance Share Units is made, the Committee shall determine: (1) the number of Performance Share Units included in this grant; (2) the Performance Targets or Performance Measures as described further in Section 3.4; and (3) the Award Period during which the Performance Targets or Performance Measurements are to be accomplished.

3.3 Payment for Performance Share Units. Payment in respect of earned Performance Share Units shall be due not more than 90 days after the Award Period for such Performance Share Units has ended. Such payment shall be in the amount determined under Section 3.6, or in a greater amount pursuant to the last two sentences of Section 3.4, and shall be made in one or more equal annual installments subject to such terms and conditions as the Committee shall specify. Payments for Performance Share Units shall be made in cash.

3.4 Performance Measures and Performance Targets. Upon making a grant of Performance Share Units, the Committee shall establish the applicable Performance Measures or Performance Targets to be attained for the Award Period as a Condition of the related Performance Shares being earned in whole or part. Performance Targets shall be established only in terms of the standards set forth in Article V of this Plan. Attainment of a primary Performance Target in an Award Period shall result in the earning of all of the Performance Share Units related to that Performance Target. For Corporate Officers only, Awards may not exceed 100% of the value of Performance Share Units related to the applicable Performance Targets. Failure to attain a minimum Performance Target in an Award Period shall result in the failure to earn any of the Performance Share Units related to that Performance Target. Attainment between a primary and minimum Performance target in an Award Period shall result in the earning of a portion of the Performance Share Units related to those Performance Targets, determined by a pre-established mathematical formula which shall be determined by the Committee. The Committee may determine an award less than that determined by the formula, but may not, however, determine an award more than that derived by the formula. Performance Measures may be expressed in terms of any standard, financial or otherwise, as the Committee may determine. Performance Share Units related to one or more Performance Measures shall be earned only as determined by the Committee and may not exceed 100% of the value of such Performance Share Units.

In addition to the above targets, stretch targets related to return on invested capital will be established. Such targets will provide the participants with the opportunity to earn up to an additional 30% of the value of the performance share units. Performance share units related to one or more performance measures shall be earned only as determined by the committee and may not exceed more than 130% of the value of such units.

3.5 Termination of Employment. (a) If a grantee's employment with Textron or related company shall terminate for Cause, as determined by the Committee, all of the grantee's outstanding performance Share Units will be cancelled immediately.

(b) If the employment with Textron and its related companies of the grantee who is not described in Section 3.5(a) shall end during an Award Period but more than one year after its beginning:

     (1) due to death or Total Disability, or after the guarantee has become eligible for Early retirement, the grantee or the grantee's successor in interest shall be entitled to payment on account of the Performance Share Units earned during that Award Period, if any, on a pro rata basis, or

     (2) otherwise than as described in Section 3.5(b)(1), the grantee or the grantee's successor in interest shall be entitled to payment on account of the Performance Share Units earned during that Award Period on a pro rata basis only as determined by the Committee.

(c) If a grantee's employment with Textron and its related companies shall end during an Award Period but one year or less after its beginning, all of the grantee's Performance Share Units relating to that Award Period shall be cancelled.

3.6 Amount of Payment for Share Units. Any payment with respect to earned Performance Share Units shall be made in cash and shall be in an amount equal to the product of (1) the Current Value of Textron Common Stock on the date on which they are deemed earned, times (2) the number of whole and fractional Performance Share Units which have been earned. For purposes of this Plan, earned Performance Share Units shall be deemed earned as of the last day of the applicable Award Period unless the Committee determines otherwise.

Article IV - Restricted Stock

4.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible employees in such amounts, as the Board shall determine. A maximum of 200,000 shares of Restricted Stock may be granted to any eligible employee in any one calendar year, in each case subject to adjustment as provided in Section 6.9 of this Plan.

4.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares Restricted Stock granted, and such other provisions as the Committee shall determine.

4.3 Transferability. Except as provided in this Article IV, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to an eligible employee under the Plan shall be available during his or her lifetime only to such eligible employee.

4.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, continued employment with Textron, a requirement that eligible employees pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of performance goals, and/or restrictions under applicable federal or state securities laws. With respect to awards of Restricted Stock based on Performance targets, the Committee will establish Performance targets in accordance with the standards set forth in Article V of this Plan.

     Textron may retain the certificates representing Shares of Restricted Stock in its possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     Except as otherwise provided in this Article IV or pursuant to Section 7.2 of the Plan, or as restricted by applicable law, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the eligible employee after the last day of the applicable Period of Restriction.

4.5 Voting Rights. Eligible employees holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

4.6 Dividends and Other Distributions. During the Period of Restriction, eligible employees holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to an eligible employee is designated to comply with requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

4.7 Termination of Employment/Directorship. Each Restricted Stock Award Agreement shall set forth the extent to which the eligible employee shall have the right to receive unvested Restricted Stock following termination of the eligible employee's employment or directorship with Textron. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each eligible employee, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason or death or Total Disability, and certain terminations without Cause, the vesting of shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by eligible employees shall occur at the time they otherwise would have, but for the termination.

4.8 Exchange of Restricted Stock Units. In 2003, the Board granted restricted stock units which are payable only in cash to Textron's executive and certain other officers. Authorization has been given for the exchange of those previously granted restricted stock units for shares of Restricted Stock.

Article V - Performance-Based Exception

     Unless and until the Committee proposes for shareholders to vote and shareholders approve a change in the general Performance Targets set forth in this Article V, the attainment of which may determine the degree of payout and/or vesting with respect to awards to eligible employees which are designed to qualify for the Performance-Based Exception (such as Performance Share Units under Article III of this Plan, and, if the Committee so determines, Restricted Stock under Article IV of this Plan), the Performance Targets to be used for purposes of such grants shall be chosen from among:

(a)     Textron's earnings per share;

(b)     Net operating profit;

(c)     After-tax profit;

(d)     Return on equity;

(e)     Return on invested capital;

(f)     Economic profit;

(g)     Margins;

(h)     Cash flow; and

(i)     Shareholder value.

     The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Targets; provided, however, that awards which are designed to qualify for the Performance-Based Exception, and which are held by eligible employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such awards downward).

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Targets without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant awards, which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article VI - Beneficiaries

6.1 A Participant may designate one or more Beneficiaries to receive Plan benefits payable on the Participant's account after his or her death. A Beneficiary may designate one or more Beneficiaries to receive any unpaid Plan benefits to the extent this designation does not contravene any designation filed by the deceased Participant through whom the Beneficiary himself or herself claims under this Plan. Beneficiaries shall be designated only upon forms made available by or satisfactory to the Benefits Committee or its designee, and filed by the Participant or Beneficiary with that committee or designee.

6.2 At any time prior to his or her death, a Participant or Beneficiary may change his own designation of Beneficiary by filing a substitute designation of Beneficiary with the Benefits Committee or its designee.

6.3 In the absence of an effective designation of Beneficiary, or if all persons so designated shall have predeceased the Participant or shall have died before the complete distribution of Plan benefits, the balance of Plan benefits shall be paid to the Participant's surviving spouse or, if none, to the Participant's issue per stirpes or, if no issue, to the executor or administrator of the Participant's or Beneficiary's estate, or as otherwise determined by the Benefits Committee in its sole discretion.

6.4 If a Participant's Compensation or a Plan benefit is community property, any designation of Beneficiary shall be valid or effective only as permitted under applicable law.

6.5 If a Plan benefit is payable to a minor or person declared incompetent or to a person incapable of handling the disposition of his property, the Benefits Committee may direct Textron to pay such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Benefits Committee may require proof of incompetency, minority, incapacity or guardianship as it deems appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Benefits Committee and any Textron Company from all liability with respect to such benefit.

Article VII - Miscellaneous

7.1 General Restriction. Each grant or award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body, or any other agreement or consent, is necessary or desirable as a condition of a grant, an award or issuance of Common Stock or cash in satisfaction thereof, such grant or award may not be consummated unless each such requirement is satisfied in a manner acceptable to the Committee.

7.2 Restrictions on Share Transferability. The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to this Plan as it may seem advisable, including, without limitation, restrictions under federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed or traded, and under any blue sky or state securities laws applicable to such shares.

7.3 Non-Assignability. No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by laws of descent and distribution.

7.4 Withholding Taxes. Whenever Textron proposes to or is required to issue or transfer shares of Common Stock under the Plan, Textron shall have the right to withhold or to require the participant to remit to Textron an amount sufficient to satisfy any federal, state and local withholding tax requirements. A participant may elect to use company shares to satisfy tax withholding obligations on the exercise of non-qualified options and the vesting of restricted stock to meet the minimum statutory tax withholding requirements. Whenever under the Plan payments by Textron are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and local withholding tax requirements.

7.5 No Right to Employment. Nothing in the Plan or in any agreement entered into pursuant to it shall confer upon any participant the right to continue in the employment of Textron or a related company or affect any right which Textron or a related company may have to terminate the employment of such participant.

7.6 Non-Uniform Determination. The determinations under the Plan of the Committee or of any designate (including without limitation its determinations of the persons to receive grants or awards, the form, amount, timing and payment of such grants or awards, the terms and provisions of such grants or awards, and the establishment of Performance Measures or Performance Targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

7.7 No Rights as Shareholders. Recipients of grants or awards under the Plan shall have no rights as shareholders of Textron unless and until certificates for shares of Common Stock are issued to them, except for such voting rights and dividend rights as may be provided for in a Restricted Stock award agreement.

7.8 Related Company. As used in the Plan, "related company" means any corporation in which Textron at the time in question owns, directly or indirectly, stock processing 50 percent or more of the total combined voting power of all classes of stock and any corporation which at the time in question owns, directly or indirectly, a similar interest in Textron.

7.9 Adjustments for Certain Changes. (a) The aggregate number of shares of Common Stock, of Performance Share Units and of Restricted Stock available for grant under the Plan, the number of shares of Common Stock covered by each outstanding Option, Performance Share Unit or award of Restricted Stock and the price per share thereof, and the maximum number of Options, Performance Share Units, or shares of Restricted Stock that can be awarded to any eligible employee shall all be proportionately adjusted for an increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend or any other increase or decrease in such shares effective without receipt of consideration by Textron.

(b) The Committee may, in its discretion and for purposes of determining whether Performance Measures or Performance Targets have been met, equitably restate Textron's earnings per share, net operating profit, return on equity or any other standard utilized in establishing the Performance Measures or Performance Targets in order to take into account the effect, if any, of (1) acquisitions or dispositions of businesses by Textron, (2) extraordinary and non-recurring events, (3) a change in capitalization described in Section 7.9 (a), or (4) any change in accounting practices, tax laws or other laws or regulations that, in the opinion of the Committee, significantly affects the financial performance of Textron.

7.10 Change in Control. (a) Not withstanding any other provision of this Plan, in the event of a change in control as defined in Section 7.10(b):

     (1) the Award Period for each outstanding Performance Share Unit shall end, and each such unit shall be deemed to have been earned, as of the end of the Award Period and shall be payable immediately and in full; and

     (2) each unexpired Option shall be exercisable, beginning immediately, as to all remaining shares subject to the Option and

     (3) each share of Restricted Stock subject to an outstanding grant shall become immediately vested and all restrictions on transferability (except those as shall be imposed by applicable law) shall be removed.

(b) For purposes of this Plan, a "Change in Control" shall occur if (i) any "person" or "group" (within the meaning of Sections 13 (d) and 14 (d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) other than Textron, any "person" who on April 27, 1994 was a director or officer of Textron, any trustee or other fiduciary holding Common Stock under an employee benefit plan of Textron, or related company, or any corporation which is owned, directly or indirectly, by the stockholders of Textron in substantially the same proportions as their ownership of Common Stock, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of more than thirty percent (30%) of the then outstanding voting stock of Textron, or (ii) during any period of two consecutive years, individuals who are at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof, or (iii) the shareholders of Textron approve a merger or consolidation which would result in the voting securities of Textron outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of Textron approve a plan of complete liquidation of Textron or an agreement for the sale or disposition by Textron of all or substantially all of Textron's assets.

7.11 Amendment or Termination of the Plan. The Board, without further approval of the shareholders, may at any time terminate the Plan or any part thereof and may from time to time amend the Plan as it may deem advisable including with respect to Incentive Options any changes deemed necessary or desirable to comply with Section 422 and any regulations thereunder; provided, however, that without shareholder approval, the Board may not (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan (other than increases permitted under section 4.9(a)) or (b) extend the period during which an Incentive Option may be exercised beyond ten years. Termination or amendment of the Plan shall not, without the consent of the individual, affect any right of such individual (including without limitation any right under Section 4.10) under an award previously granted.

7.12 Compliance with Code section 162(m). At all times when Code section 162(m) is applicable, all awards under this Plan shall comply with the requirements of Code section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any award or grant under the Plan, then compliance with Code section 162(m) shall not be required. In addition, in the event that changes are made to section 162(m) to permit greater flexibility with respect to awards or grants available under the Plan, the Committee may, subject to this Article VI, make adjustments it deems appropriate.

IN WITNESS WHEREOF, Textron has caused this instrument to be duly executed by its authorized officer this 31st day of  July, 2003

TEXTRON INC

By:	s/George E. Metzger
George E. Metzger
Vice President Human Resources
And Benefits